EXHIBIT 99.1

Pegasystems Announces Financial Results for the Fourth Quarter and Full Year 2017

•	Full year revenue grew to a record $841 million.

•	Term license and cloud ACV grew 20% year over year to $215 million.

•	License and cloud backlog increased 23% year over year.

•	Cloud is fastest growing revenue stream at 25% year over year

•	2018 Guidance (under ASC 606): GAAP Revenue of $950 million, GAAP EPS of $0.53, and Non-GAAP EPS of $1.20.

CAMBRIDGE, MA — February 26, 2018 — Pegasystems Inc. (NASDAQ: PEGA), the software company empowering customer engagement at the world’s leading enterprises, today announced its financial results for the fourth quarter and full year 2017.

“Q4 was a record quarter, capping off a solid year for Pega,” said Alan Trefler, founder and CEO, Pegasystems, “We had solid revenue growth while also driving a strong increase in backlog and ACV. The Pega organization is embracing the change agenda we’ve established, and I’m excited about our progress.”

“We are very pleased with our fourth quarter and full year results, especially considering the stronger than anticipated shift to recurring revenue during 2017,” said Ken Stillwell, CFO, Pegasystems, “In 2017 we delivered strong sales performance while maintaining cost discipline, as reflected in non-GAAP net income that grew faster than revenue. With 2017’s strong backlog and ACV growth, highlighting the increasing predictability of our cash flows, we enter 2018 with confidence that we can again produce strong top and bottom line growth.”

Select GAAP and non-GAAP financial metrics (1)

	Three months ended December 31,			Year ended December 31,

(Dollars in thousands except per share amounts)	2017	2016	Change	2017	2016	Change
Total revenue (GAAP)	$239,540	$199,610	20%	$840,582	$750,266	12%
Total revenue (Non-GAAP)	239,540	200,251	20%	840,582	752,415	12%
Net (loss)/income (GAAP)	(3,681)	8,749	(142%)	32,934	26,986	22%
Net income/(loss) (Non-GAAP)	22,509	15,556	45%	70,907	61,059	16%
Diluted (loss)/earnings per share (GAAP)	(0.04)	0.11	(136%)	0.40	0.34	18%
Diluted earnings/(loss) per share (Non-GAAP)	$0.27	$0.20	35%	$0.86	$0.77	12%

(1)	A reconciliation of our GAAP to Non-GAAP measures is contained in the financial schedules at the end of this release.

Impact of new revenue standard

Management evaluates our financial performance based on a number of financial and performance metrics. The metrics are periodically reviewed and revised to reflect any changes in our business. Historically, recurring revenue and license and cloud backlog have been our primary performance metrics. However, due to the change in the timing of revenue recognition for term license arrangements as a result of the expected implementation of the new revenue accounting standard (See Note 2. “Significant Accounting Polices” contained in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2017), we are utilizing annual contract value (ACV) as a key performance metric.

Select performance metrics

Annual contract value (ACV) (1)

	December 31,
(Dollars in thousands)	2017	2016	Change
Term License and Cloud ACV	$215,122	$178,965	20%
Maintenance ACV	254,352	228,648	11%

Term License, Cloud, and Maintenance ACV	$469,474	$407,613	15%

(1)	ACV, as of a given date, is the sum of the following two components:

•	The sum of the annual value of each term and cloud contract in effect on such date, with the annual value of a term or cloud contract being equal to the total value of the contract divided by the total number of years of the contract.

•	Maintenance revenue reported for the quarter ended on such date, multiplied by four.

License and cloud backlog (1)

	December 31,
(Dollars in thousands)	2017		2016		Change
Deferred license and cloud revenue on the balance sheet:
Term license and cloud	$41,407	65%	$30,725	50%	35%
Perpetual license	21,845	35%	31,098	50%	(30%)

Total deferred license and cloud revenue	$63,252	100%	$61,823	100%	2%

License and cloud contractual commitments not on the balance sheet:
Term license and cloud	$522,077	89%	$434,323	93%	20%
Perpetual license	63,176	11%	31,652	7%	100%

Total license and cloud commitments	$585,253	100%	$465,975	100%	26%

Total license (term and perpetual) and cloud backlog	$648,505		$527,798		23%

Total term license and cloud backlog	$563,484	87%	$465,048	88%	21%

(1)	License and cloud backlog is the sum of the following two components:

•	Deferred license and cloud revenue as recorded on the Company’s balance sheet (See Note 11. “Deferred Revenue” contained in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2017.)

•	License and cloud contractual commitments, which are not recorded on our balance sheet because we have not yet invoiced our clients, nor have we recognized the associated revenue. (See “Future Cash Receipts from Committed License and Cloud Arrangements“ contained in Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2017.)

2018 Guidance

As of February 26, 2018, Pegasystems is providing revenue and EPS guidance for the full year 2018 as follows:

•	Full Year 2018 Revenue (under ASC 606): GAAP and non-GAAP revenue for the full year 2018 is projected to be approximately $950 million.

•	Full Year 2018 Earnings Per Share (under ASC 606) (1): GAAP diluted earnings per share for the full year 2018 is expected to be approximately $0.53. Non-GAAP diluted earnings per share for the full year 2018 is expected to be approximately $1.20.

(1)	A reconciliation of our GAAP to Non-GAAP guidance is contained in the financial schedules at the end of this release.

Quarterly Conference Call

Pegasystems will host a conference call and audio-only webcast associated with this announcement at 5:00 p.m. EST today.

A live audio webcast of the conference call, together with detailed financial information, can be accessed through the investor information page of the Company’s website at www.pega.com/about/investors. Dial-in information is as follows: 1-888-394-8218 (domestic) or 1-323-794-2149 (international). To listen to the webcast, log onto www.pega.com/about/investors at least five minutes prior to the event’s broadcast and click on the webcast icon in the investors section. A replay of the call will also be available on www.pega.com/about/investors by clicking the earnings calls link in the Investors section.

Discussion of non-GAAP financial measures

To supplement our financial results presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”), the Company provides non-GAAP measures, including in this release. Pegasystems’ management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions, and for forecasting and planning for future periods. The Company’s annual financial plan is prepared on both a GAAP and non-GAAP basis, and both are approved by our board of directors. In addition and as a consequence of the importance of these measures in managing the business, the Company uses non-GAAP measures and financial performance results in the evaluation process to establish management’s compensation.

The non-GAAP measures exclude the effects of certain business combination accounting entries, stock-based compensation expense, amortization of acquired intangibles, acquisition-related and restructuring expenses, and certain other adjustments. The Company believes these non-GAAP measures are helpful in understanding its past financial performance and its anticipated future results. These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the Company’s GAAP to non-GAAP measures is included in the financial schedules at the end of this release.

Forward-looking statements

Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are based on current expectations, estimates, forecasts, and projections about the industry and markets in which we operate, and management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “estimate,” “may,” “target,” “strategy,” “is intended to,” “project,” “guidance,” “likely,” “usually,” or variations of such words and similar expressions are intended to identify such forward-looking statements.

These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. Important factors that could cause actual future activities and results to differ materially from those expressed in such forward-looking statements include, among others, variation in demand for our products and services and the difficulty in predicting the completion of product acceptance and other factors affecting the timing of license revenue recognition; reliance on third party relationships; our beliefs regarding the impact of the Tax Cuts and Jobs Act, including its impact on income tax expense and deferred tax assets; the inherent risks associated with international operations and the continued uncertainties in the global economy; the Company’s continued effort to market and sell both domestically and internationally; foreign currency exchange rates; the financial impact of any future acquisitions; the potential legal and financial liabilities and reputation damage due to cyber-attacks and security breaches; and management of the Company’s growth. These risks, and other factors that could cause actual results to differ materially from those expressed in such forward-looking statements, are described more completely in Part I of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 as well as other filings we make with the Securities and Exchange Commission. These documents are available on the Company’s website at http://www.pega.com/about/investors.

The forward-looking statements contained in this press release represent the Company’s views as of February 26, 2018. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company’s view to change, except as required by applicable law, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company’s view as of any date subsequent to February 26, 2018.

About Pegasystems

Pegasystems Inc. is the leader in software for customer engagement and operational excellence. Pega’s adaptive, cloud-architected software – built on its unified Pega® Platform – empowers people to rapidly deploy, and easily extend and change applications to meet strategic business needs. Over its 30-year history, Pega has delivered award-winning capabilities in CRM and BPM, powered by advanced artificial intelligence and robotic automation, to help the world’s leading brands achieve breakthrough business results. For more information on Pegasystems (NASDAQ: PEGA) visit www.pega.com.

Press Contact:

Lisa Pintchman

Pegasystems Inc.

lisa.pintchman@pega.com

(617) 866-6022

Twitter: @pega

Investor Contact:

Garo Toomajanian

ICR for Pegasystems

PegaInvestorRelations@pega.com

(617) 866-6077

All trademarks are the property of their respective owners.

PEGASYSTEMS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Revenue:
Software license	$93,114	$72,146	$288,334	$279,995
Maintenance	63,588	57,162	244,347	220,336
Services	82,838	70,302	307,901	249,935

Total revenue	239,540	199,610	840,582	750,266

Cost of revenue:
Software license	1,259	1,297	5,085	4,943
Maintenance	6,960	6,616	27,905	25,505
Services	65,758	54,296	246,683	208,808

Total cost of revenue	73,977	62,209	279,673	239,256

Gross profit	165,563	137,401	560,909	511,010

Operating expenses:
Selling and marketing	89,826	76,723	307,210	278,849
Research and development	41,797	37,018	162,886	145,548
General and administrative	13,979	11,884	52,153	45,951
Acquisition-related	—	—	—	2,903

Total operating expenses	145,602	125,625	522,249	473,251

Income from operations	19,961	11,776	38,660	37,759
Foreign currency transaction (loss)/gain	(107)	(517)	(900)	2,247
Interest income, net	261	126	731	776
Other expense, net	(1,678)	(689)	(1,391)	(5,580)

Income before provision for income taxes	18,437	10,696	37,100	35,202
Provision for income taxes	22,118	1,947	4,166	8,216

Net (loss)/income	$(3,681)	$8,749	$32,934	$26,986

(Loss)/Earnings per share:
Basic	$(0.04)	$0.11	$0.43	$0.35
Diluted	$(0.04)	$0.11	$0.40	$0.34
Weighted-average number of common shares outstanding:
Basic	77,944	76,403	77,431	76,343
Diluted	77,944	80,725	82,832	79,732
Cash dividends declared per share	$0.03	$0.03	$0.12	$0.12

PEGASYSTEMS INC.

UNAUDITED RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

(in thousands, except % and per share amounts)

	Three months ended December 31,			Year ended December 31,
	2017	2016	Change	2017	2016	Change
GAAP total revenue	$239,540	$199,610	20%	$840,582	$750,266	12%
Deferred revenue purchase accounting	—	641		—	2,149

Non-GAAP total revenue	$239,540	$200,251	20%	$840,582	$752,415	12%

GAAP gross profit	$165,563	$137,401	20%	$560,909	$511,010	10%
Deferred revenue purchase accounting	—	641		—	2,149
Amortization of intangible assets	1,232	1,360		5,103	5,986
Stock-based compensation (2)	3,661	2,748		14,573	11,459

Non-GAAP gross profit	$170,456	$142,150	20%	$580,585	$530,604	9%

GAAP income from operations	$19,961	$11,776	70%	$38,660	$37,759	2%
Deferred revenue purchase accounting	—	641		—	2,149
Amortization of intangible assets	2,859	3,240		12,338	13,408
Stock-based compensation (2)	13,384	10,187		53,313	40,821
Other	—	(71)		—	2,270

Non-GAAP income from operations	$36,204	$25,773	40%	$104,311	$96,407	8%

GAAP net (loss)/income	$(3,681)	$8,749	(142%)	$32,934	$26,986	22%
Deferred revenue purchase accounting	—	641		—	2,149
Amortization of intangible assets	2,859	3,240		12,338	13,408
Stock-based compensation (2)	13,384	10,187		53,313	40,821
Other	1,678	(71)		1,678	2,270
Income tax effects (3)	8,269	(7,190)		(29,356)	(24,575)

Non-GAAP net income/(loss)	$22,509	$15,556	45%	$70,907	$61,059	16%

GAAP diluted (loss)/earnings per share	$(0.04)	$0.11	(136%)	$0.40	$0.34	18%
Deferred revenue purchase accounting	—	0.01		—	0.03
Amortization of intangible assets	0.03	0.04		0.15	0.17
Stock-based compensation (2)	0.16	0.13		0.64	0.51
Other	0.02	—		0.02	0.03
Income tax effects (3)	0.10	(0.09)		(0.35)	(0.31)

Non-GAAP diluted earnings/(loss) per share	$0.27	$0.20	35%	$0.86	$0.77	12%

GAAP diluted weighted average shares outstanding	77,944	80,725	(3%)	82,832	79,732	4%
Anti-dilutive awards	5,224	—		—	—

Non-GAAP diluted weighted average common shares outstanding	83,168	80,725	3%	82,832	79,732	4%

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures, and the material limitations on the usefulness of these measures, see disclosure under Discussion of Non-GAAP Financial Measures included earlier in this release and below.

Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

•	Deferred revenue purchase accounting: Business combination accounting rules require that we determine the fair value of the deferred revenue liability for contractual obligations assumed. In post-acquisition reporting periods, we recognize revenue for the fair value of these contracts, when all the revenue recognition criteria are satisfied, instead of the revenue that would have been recognized by the acquired business as an independent company. We add back the effect of the deferred revenue fair value adjustment, which is primarily due to the acquisition of OpenSpan in April 2016, in non-GAAP revenue to reflect the full amount of these revenues to provide a more complete comparison of the revenue guidance to peer companies.

•	Amortization of intangible assets: We have excluded the amortization expense of intangible assets from our non-GAAP operating expenses and profitability measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and are expected to contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

•	Stock-based compensation: We have excluded stock-based compensation expense from our non-GAAP operating expenses and profitability measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expense.

•	Other: We have excluded the effect of acquisition-related, capital advisory, and restructuring expenses from our non-GAAP expenses and profitability measures. The acquisition-related expenses were primarily professional fees incurred in connection with the OpenSpan acquisition. The capital advisory expenses were incurred in 2017 and consisted primarily of investment banking and professional fees. The restructuring expenses related to employee termination benefits associated with the closure of one of our domestic offices.

•	Anti-dilutive awards: We have included for purposes of non-GAAP results the dilutive impact of awards that were excluded from our GAAP results as they would have been anti-dilutive due to a GAAP net loss in the period.

(2)	Stock-based compensation was as follows:

	Three months ended December 31,		Year ended December 31,
(in thousands)	2017	2016	2017	2016
Cost of revenues	$3,661	$2,748	$14,573	$11,459
Selling and marketing	4,238	3,069	15,720	12,464
Research and development	3,311	2,563	13,618	10,043
General and administrative	2,174	1,807	9,402	6,513
Acquisition-related	—	—	—	342

Total stock-based compensation before tax	$13,384	$10,187	$53,313	$40,821

Income tax benefit	118	(3,281)	(12,113)	(12,198)

(3)	The effective tax rates were as follows:

	Year ended December 31,
	2017	2016
Effective tax rate (GAAP)	11%	23%
Effective tax rate (Non-GAAP)	32%	35%

The difference between our GAAP and non-GAAP effective tax rates for the year ended December 31, 2017 primarily related to the impact of the following items on our GAAP effective tax rate:

•	excess tax benefits generated by our stock compensation plans; and

•	$20.4 million in additional tax expense in the fourth quarter of 2017 due to the remeasurement of our deferred tax assets as a result of tax reform in the United States.

The differences between our GAAP and non-GAAP effective tax rates for the year ended December 31, 2016 primarily related to the impact of excess tax benefits generated by our stock compensation plans on our GAAP effective tax rate.

PEGASYSTEMS INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2017	December 31, 2016
Assets:
Total cash, cash equivalents, and marketable securities	$223,748	$133,761
Trade accounts receivable, net	248,331	265,028
Property and equipment, net	40,359	38,281
Deferred income taxes	57,127	69,898
Goodwill and intangible assets, net	104,851	117,355
Other assets	47,190	30,333

Total assets	$721,606	$654,656

Liabilities and Stockholders’ Equity:
Accrued expenses, including compensation and related expenses	$111,548	$97,411
Deferred revenue	201,664	186,636
Other liabilities	37,316	34,720
Stockholders’ equity	371,078	335,889
Total liabilities and stockholders’ equity	$721,606	$654,656

PEGASYSTEMS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year ended December 31,
	2017	2016
Operating activities:
Net income	$32,934	$26,986
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, amortization, foreign currency transaction loss (gain), and other non-cash items	39,406	16,560
Stock-based compensation expense	53,313	40,821
Change in operating assets and liabilities, net	32,582	(44,493)

Cash provided by operating activities	158,235	39,874

Cash used in investing activities	(14,759)	(7,172)

Cash used in financing activities	(54,229)	(51,716)

Effect of exchange rates on cash and cash equivalents	2,438	(3,418)

Net increase/(decrease) in cash and cash equivalents	91,685	(22,432)

Cash and cash equivalents, beginning of period	70,594	93,026

Cash and cash equivalents, end of period	$162,279	$70,594

Pegasystems Inc.

Reconciliation of Forward-Looking Guidance

(in thousands, except per share amounts)

Year ended December 31,
2018
GAAP net income	$43,935
Amortization of intangible assets, net of tax	8,505
Stock-based compensation, net of tax	46,862

Non-GAAP net income	$99,302

GAAP diluted earnings per share	$0.53
Amortization of intangible assets, net of tax	0.10
Stock-based compensation, net of tax	0.57

Non-GAAP diluted earnings per share	$1.20